FIDELITY D & D BANCORP, INC.
FOR IMMEDIATE RELEASE

Date: April 29, 2010

Contacts:
Patrick J. Dempsey	Salvatore R. DeFrancesco, Jr.
Chairman of the	Treasurer and
Board	Chief Financial Officer
570-342-8281	570-504-8000

FIDELITY D & D BANCORP, INC.
REPORTS FIRST QUARTER 2010 FINANCIAL RESULTS

Dunmore, PA – Fidelity D & D Bancorp, Inc., (OTC Bulletin Board: FDBC), parent company of The Fidelity Deposit and Discount Bank, announced net income for the quarter ended March 31, 2010 of $556,000 compared to $825,000 for the first quarter of 2009.  Earnings were impacted by $398,000 in pre-tax costs on early retirement and severance payments from Management’s reorganization of the Company.  Earnings per share on a fully diluted basis for the quarter totaled $0.26 compared to $0.40 for the prior year period.

“Even though the challenging times for our industry continue, the first quarter is a reflection of the improving position of the Company.  The measures instituted last quarter to reposition our organizational structure and to reduce costs have positioned us for better profitability going forward. The first quarter profits were additionally constrained by reduced mortgage demand, increased FDIC premiums, increased loan loss reserves and the lingering impact of the credit costs from a deteriorated economy,” stated Patrick J. Dempsey, Chairman of the Board.  “We remain well capitalized by regulatory requirements; have increased total assets, had a significant increase in total cash and cash equivalents over the last quarter, improved net interest income, and our commitment to sound banking practices has led to the continuing increase in core deposits. This is strong a representation of the confidence our customers hold in Fidelity Bank.”

Net interest income increased $334,000, or 7%, to $5,159,000 for the quarter ended March 31, 2010 from $4,825,000 recorded during the first quarter of 2009.  The lower interest rate environment during 2010 produced a cost savings on interest-bearing liabilities that offset the decline in yield on interest-earning assets, increasing net interest income earned for the first quarter of 2010.  This also improved net interest margin to 3.91% for the first quarter of 2010, compared to 3.73% for same 2009 period.

A provision for loan loss of $575,000 was recorded during the first quarter of 2010 compared to $425,000 required for the same 2009 period. The provision recorded in 2010 was necessary due to credit quality deterioration and provide for potential losses, which could be incurred on non-accrual loans. The provision also served to reinforce the allowance for loan losses and provide for potential credit risks that may result from today’s uncertain economic climate.  The allowance for loan losses was 1.79% of total loans at March 31, 2010, up from 1.20% at March 31, 2009.

Total other income recorded for the quarter ended March 31, 2010 was $1,146,000, compared to $1,313,000 for the same quarter in 2009.  The difference was from less robust mortgage banking activities during 2010 which tapered back gains towards average levels when compared to mortgage loans sold during the first quarter of 2009.

Total other operating expenses increased $443,000 from $4,662,000 to $5,105,000 for the quarters ended March 31, 2009 and 2010, respectively.  The operating expense increase resulted primarily from realizing $398,000 salary and payroll tax costs incurred from early retirement and severance programs that was partially offset by the $198,000 salary and benefit savings initially realized, $121,000 FDIC premium increase and $148,000 in other operating costs, primarily from less costs deferred on lower mortgage originations, during the first quarter of 2010 as compared to 2009.

The Company’s assets increased 7% to total $595,289,000 at March 31, 2010 compared to the $556,017,000 total assets at December 31, 2009.

Fidelity D & D Bancorp, Inc. serves Lackawanna and Luzerne Counties through The Fidelity Deposit and Discount Bank’s eleven community banking offices.  The Bank's deposits are insured by the Federal Deposit Insurance Corporation up to the full extent permitted by law.

For more information please visit our investor relations web site located through www.bankatfidelity.com.

Forward-Looking Statements

Certain of the matters discussed in this press release may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” and similar expressions are intended to identify such forward-looking statements.

The Company’s actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation:

•	the effects of economic deterioration on current customers, specifically the effect of the economy on loan customers’ ability to repay loans;
•	the costs and effects of litigation and of unexpected or adverse outcomes in such litigation;
•	governmental monetary and fiscal policies, as well as legislative and regulatory changes;
•	the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters;
•
the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest rate protection agreements, as well as interest rate risks;

•
the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in Mid Penn’s market area and elsewhere, including institutions operating locally, regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet;

•	technological changes;
•	acquisitions and integration of acquired businesses;
•	the failure of assumptions underlying the establishment of reserves for loan and lease losses and estimations of values of collateral and various financial assets and liabilities;
•	volatilities in the securities markets;
•	deteriorating economic conditions
•	acts of war or terrorism; and
•	disruption of credit and equity markets.

FIDELITY D & D BANCORP, INC.
Unaudited Condensed Consolidated Balance Sheets

At Period End:	March 31, 2010	December 31, 2009
Assets
Total cash and cash equivalents	$40,182,654	$8,327,954
Investment securities	81,433,603	76,529,998
Federal Home Loan Bank Stock	4,781,100	4,781,100
Loans and leases	434,257,867	431,919,022
Allowance for loan losses	(7,751,589)	(7,573,603)
Premises and equipment, net	15,245,122	15,361,810
Life insurance cash surrender value	9,192,627	9,117,156
Other assets	17,947,191	17,553,834

Total assets	$595,288,575	$556,017,271

Liabilities
Non-interest-bearing deposits	$73,065,849	$70,890,578
Interest-bearing deposits	413,491,335	388,103,880
Total deposits	486,557,184	458,994,458
Short-term borrowings	26,370,222	16,533,107
Long-term debt	32,000,000	32,000,000
Other liabilities	3,995,312	2,815,159
Total liabilities	548,922,718	510,342,724

Shareholders' equity	46,365,857	45,674,547

Total liabilities and shareholders' equity	$595,288,575	$556,017,271

Average Year-to-date Balances:	March 31, 2010	December 31, 2009
Assets
Total cash and cash equivalents	$37,358,017	$15,812,533
Investment securities	79,737,266	83,633,697
Loans and leases, net	429,450,503	426,927,977
Premises and equipment, net	15,288,661	15,674,301
Other assets	26,527,219	23,227,334

Total assets	$588,361,666	$565,275,842

Liabilities
Non-interest-bearing deposits	$74,808,276	$70,285,476
Interest-bearing deposits	403,594,213	388,304,096
Total deposits	478,402,489	458,589,572
Short-term borrowings and long-term debt	60,053,061	54,721,932
Other liabilities	3,379,727	3,827,831
Total liabilities	541,835,277	517,139,335

Shareholders' equity	46,526,389	48,136,507

Total liabilities and shareholders' equity	$588,361,666	$565,275,842

FIDELITY D & D BANCORP, INC.
Unaudited Condensed Consolidated Statements of Income

	Three Months Ended
	Mar. 31, 2010	Mar. 31, 2009
Interest income
Loans and leases	$6,226,313	$6,675,522
Securities and other	814,978	1,151,891

Total interest income	7,041,291	7,827,413

Interest expense
Deposits	1,414,061	2,191,772
Borrowings and debt	468,296	810,821

Total interest expense	1,882,357	3,002,593

Net interest income	5,158,934	4,824,820

Provision for loan losses	575,000	425,000
Other income	1,145,602	1,313,362
Other expenses	5,104,449	4,661,942
Provision for income taxes	69,207	226,182
Net income	$555,880	$825,058

	Three Months Ended

	Mar. 31, 2010	Dec. 31, 2009	Sep. 30, 2009	Jun. 30, 2009	Mar. 31, 2009
Interest income
Loans and leases	$6,226,313	$6,277,617	$6,546,053	$6,470,352	$6,675,522
Securities and other	814,978	895,244	907,433	985,161	1,151,891

Total interest income	7,041,291	7,172,861	7,453,486	7,455,513	7,827,413

Interest expense
Deposits	1,414,061	1,616,269	1,949,402	2,138,133	2,191,772
Borrowings and debt	468,296	430,394	1,083,252	576,811	810,821

Total interest expense	1,882,357	2,046,663	3,032,654	2,714,944	3,002,593

Net interest income	5,158,934	5,126,198	4,420,832	4,740,569	4,824,820

Provision for loan losses	575,000	1,200,000	3,125,000	300,000	425,000
Other income (loss)	1,145,602	682,112	(1,292,556)	1,458,269	1,313,362
Other expenses	5,104,449	4,731,054	5,109,295	4,738,834	4,661,942
Provision (credit) for income taxes	69,207	(196,008)	(1,895,339)	247,851	226,182
Net income (loss)	$555,880	$73,264	$(3,210,680)	$912,153	$825,058

FIDELITY D & D BANCORP, INC.
Unaudited Condensed Consolidated Balance Sheets

At Period End:	Mar. 31, 2010	Dec. 31, 2009	Sep. 30, 2009	Jun. 30, 2009	Mar. 31, 2009
Assets
Total cash and cash equivalents	$40,182,654	$8,327,954	$17,632,181	$15,569,573	$20,800,732
Investment securities	81,433,603	76,529,998	83,142,117	77,319,094	78,949,503
Federal Home Loan Bank Stock	4,781,100	4,781,100	4,781,100	4,781,100	4,781,100
Loans and leases	434,257,867	431,919,022	428,439,731	427,432,128	426,269,981
Allowance for loan losses	(7,751,589)	(7,573,603)	(6,724,857)	(5,215,736)	(5,097,641)
Premises and equipment, net	15,245,122	15,361,810	15,514,474	15,544,799	15,871,074
Life insurance cash surrender value	9,192,627	9,117,156	9,038,561	8,962,081	8,886,844
Other assets	17,947,191	17,553,834	14,176,127	16,061,169	16,323,980

Total assets	$595,288,575	$556,017,271	$565,999,434	$560,454,208	$566,785,573

Liabilities
Non-interest-bearing deposits	$73,065,849	$70,890,578	$73,990,068	$69,503,187	$69,296,833
Interest-bearing deposits	413,491,335	388,103,880	403,268,503	384,370,177	394,857,294
Total deposits	486,557,184	458,994,458	477,258,571	453,873,364	464,154,127
Short-term borrowings	26,370,222	16,533,107	5,238,457	8,880,343	10,741,814
Long-term debt	32,000,000	32,000,000	32,000,000	42,000,000	42,000,000
Other liabilities	3,995,312	2,815,159	3,338,059	6,577,952	4,427,884
Total liabilities	548,922,718	510,342,724	517,835,087	511,331,659	521,323,825

Shareholders' equity	46,365,857	45,674,547	48,164,347	49,122,549	45,461,748

Total liabilities and shareholders' equity	$595,288,575	$556,017,271	$565,999,434	$560,454,208	$566,785,573

Average Quarterly Balances:	Mar. 31, 2010	Dec. 31, 2009	Sep. 30, 2009	Jun. 30, 2009	Mar. 31, 2009
Assets
Total cash and cash equivalents	$37,358,017	$11,236,021	$16,582,979	$22,538,111	$12,902,871
Investment securities	79,737,266	83,854,397	85,599,872	78,537,567	86,550,978
Loans and leases, net	429,450,503	425,502,519	425,582,260	422,830,387	433,903,852
Premises and equipment, net	15,288,661	15,402,408	15,503,416	15,751,986	16,048,369
Other assets	26,527,219	23,514,032	22,723,241	23,783,296	22,889,530

Total assets	$588,361,666	$559,509,377	$565,991,768	$563,441,347	$572,295,600

Liabilities
Non-interest-bearing deposits	$74,808,276	$73,674,479	$70,412,455	$68,908,889	$68,083,243
Interest-bearing deposits	403,594,213	390,741,705	391,990,603	389,822,588	380,508,523
Total deposits	478,402,489	464,416,184	462,403,058	458,731,477	448,591,766
Short-term borrowings and long-term debt	60,053,061	44,159,415	50,011,878	52,414,957	72,666,503
Other liabilities	3,379,727	3,465,228	4,102,285	4,372,934	3,366,585
Total liabilities	541,835,277	512,040,827	516,517,221	515,519,368	524,624,854

Shareholders' equity	46,526,389	47,468,550	49,474,547	47,921,979	47,670,746

Total liabilities and shareholders' equity	$588,361,666	$559,509,377	$565,991,768	$563,441,347	$572,295,600

FIDELITY D & D BANCORP, INC.
Selected Financial Ratios and Other Data

Three Months Ended
Mar. 31, 2010	Dec. 31, 2009	Sep. 30, 2009	Jun. 30, 2009	Mar. 31, 2009
Selected returns and financial ratios
Diluted earnings (loss) per share	$0.26	$0.04	$(1.55)	$0.44	$0.40
Dividends per share	$0.25	$0.25	$0.25	$0.25	$0.25
Yield on interest-earning assets (FTE)	5.28%	5.52%	5.67%	5.74%	5.97%
Cost of interest-bearing liabilities	1.65%	1.87%	2.72%	2.46%	2.69%
Net interest spread	3.63%	3.65%	2.95%	3.28%	3.28%
Net interest margin	3.91%	3.99%	3.43%	3.70%	3.73%
Return on average assets	0.38%	0.05%	-2.25%	0.65%	0.58%
Return on average equity	4.85%	0.61%	-25.75%	7.63%	7.02%
Efficiency ratio	71.57%	72.76%	77.39%	70.16%	70.33%
Expense ratio	2.40%	2.50%	2.67%	2.16%	2.15%

Other data
Mar. 31, 2010	Dec. 31, 2009	Sep. 30, 2009	Jun. 30, 2009	Mar. 31, 2009
Book value per share	$21.74	$21.69	$23.01	$23.59	$21.94
Equity to assets	7.79%	8.21%	8.51%	8.76%	8.02%
Allowance for loan losses to:
Total loans	1.79%	1.75%	1.57%	1.22%	1.20%
Non-accrual loans	0.70	x	0.61	x	0.85	x	0.70	x	0.70	x
Non-accrual loans to total loans	2.56%	2.85%	1.84%	1.73%	1.70%
Non-performing assets to total assets	2.28%	2.58%	1.81%	1.57%	1.56%